Exhibit 99.1

Corporate Communications
817-967-1577
mediarelations@aa.com

Investor Relations
817-931-3423 investor.relations@aa.com

FOR RELEASE: Tuesday, May 9, 2017

AMERICAN AIRLINES GROUP REPORTS

RECORD APRIL TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported April and year-to-date 2017 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were a record 18.6 billion, up 3.1 percent versus April 2016. Total capacity was 22.6 billion available seat miles (ASMs), up 0.8 percent versus April 2016. Total passenger load factor was 82.2 percent, up 1.8 percentage points versus April 2016.

The Company expects its second quarter 2017 total revenue per available seat mile (TRASM) to be up approximately 3.5 percent to 5.5 percent year-over-year. In addition, the Company expects its second quarter pre-tax margin1 excluding special items to be between 12 percent and 14 percent. TRASM has improved from prior guidance of up between 3.0 percent and 5.0 percent and pre-tax margin has improved from prior guidance of 11 percent to 13 percent due primarily to improving yields and lower estimated fuel prices.

The following summarizes American Airlines Group traffic results for the month ended April 30, 2017, and April 30, 2016, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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1.	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time

AMERICAN AIRLINES GROUP REPORTS APRIL TRAFFIC

May 9, 2017

American Airlines Group Traffic Results

	April				Year to Date
	2017	2016	Change		2017	2016	Change
Revenue Passenger Miles (000)
Domestic	10,313,044	10,395,534	(0.8)%		39,843,461	40,786,063	(2.3)%
Atlantic	2,449,858	2,165,453	13.1%		6,949,687	6,966,610	(0.2)%
Latin America	2,550,016	2,454,699	3.9%		10,039,891	10,509,077	(4.5)%
Pacific	1,249,979	978,650	27.7%		4,940,364	3,952,870	25.0%

International	6,249,853	5,598,802	11.6%		21,929,942	21,428,557	2.3%

Mainline	16,562,897	15,994,336	3.6%		61,773,403	62,214,620	(0.7)%
Regional	2,026,366	2,034,438	(0.4)%		7,799,370	7,585,050	2.8%

Total Revenue Passenger Miles	18,589,263	18,028,774	3.1%		69,572,773	69,799,670	(0.3)%

Available Seat Miles (000)
Domestic	12,076,078	12,276,157	(1.6)%		47,880,621	48,819,072	(1.9)%
Atlantic	3,032,828	3,064,560	(1.0)%		9,448,222	9,957,702	(5.1)%
Latin America	3,279,005	3,229,969	1.5%		13,053,478	13,710,201	(4.8)%
Pacific	1,565,678	1,209,183	29.5%		6,134,903	4,856,996	26.3%

International	7,877,511	7,503,712	5.0%		28,636,603	28,524,899	0.4%

Mainline	19,953,589	19,779,869	0.9%		76,517,224	77,343,971	(1.1)%
Regional	2,649,605	2,644,894	0.2%		10,427,440	10,144,529	2.8%

Total Available Seat Miles	22,603,194	22,424,763	0.8%		86,944,664	87,488,500	(0.6)%

Load Factor (%)
Domestic	85.4	84.7	0.7	pts	83.2	83.5	(0.3	)pts
Atlantic	80.8	70.7	10.1	pts	73.6	70.0	3.6	pts
Latin America	77.8	76.0	1.8	pts	76.9	76.7	0.2	pts
Pacific	79.8	80.9	(1.1	)pts	80.5	81.4	(0.9	)pts
International	79.3	74.6	4.7	pts	76.6	75.1	1.5	pts
Mainline	83.0	80.9	2.1	pts	80.7	80.4	0.3	pts
Regional	76.5	76.9	(0.4	)pts	74.8	74.8	—	pts
Total Load Factor	82.2	80.4	1.8	pts	80.0	79.8	0.2	pts
Enplanements
Mainline	12,067,203	11,870,487	1.7%		45,822,268	46,417,485	(1.3)%
Regional	4,466,202	4,531,972	(1.5)%		17,071,499	16,899,537	1.0%

Total Enplanements	16,533,405	16,402,459	0.8%		62,893,767	63,317,022	(0.7)%
System Cargo Ton Miles (000)	226,665	202,473	11.9%		845,826	745,889	13.4%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

AMERICAN AIRLINES GROUP REPORTS APRIL TRAFFIC

May 9, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected second quarter pre-tax margin, the expected change in total revenue per available seat mile, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and in our other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in our other filings with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

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